INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 333-08863 and 333-32911 of FEI Company on Form S-8 of our reports dated March 20, 1998, appearing in the Annual Report on Form 10-K of FEI Company for the year ended December 31, 1997.


DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Portland, Oregon
March 27, 1998